SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: June 12, 2015

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 12, 2015, Actua Corporation (“Actua”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 17, 2015, the record date for the Annual Meeting, there were a total of 40,026,281 shares of Actua Common Stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 37,294,302 shares of Actua Common Stock were represented in person or by proxy, and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final number of votes cast for and cast against with respect to each such matter, as well as the number of abstentions and broker non-votes, as applicable, with respect to each such matter.

1. The votes on the re-election of David J. Adelman, David J. Berkman and David K. Downes as Class I directors, each for a term of three years or until the director’s successor is elected and qualified, were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non- Votes
David J. Adelman	34,324,796	1,029,006	39,118	1,901,382
David J. Berkman	34,135,698	1,233,908	23,314	1,901,382
David K. Downes	34,270,894	1,098,756	23,270	1,901,382

2. The vote on the ratification of the appointment of KPMG LLP as Actua’s independent registered public accountant for the year ending December 31, 2015 was as follows:

Votes For	Votes Against	Abstentions
36,206,974	820,836	266,492

3. The advisory vote regarding the compensation of Actua’s named executive officers, as disclosed in Actua’s proxy statement for the Annual Meeting, was as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
17,409,266	17,680,881	302,773	1,901,382

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTUA CORPORATION

Date: June 16, 2015	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

3